AMENDED
                               CERTIFICATE OF
                       DESIGNATIONS ESTABLISHING THE
                    NEW SERIES PREFERRED STOCK, SERIES A
                                     OF
                    KANSAS CITY SOUTHERN INDUSTRIES, INC.

     Kansas City Southern Industries, Inc. a corporation organized and existing under the laws of Delaware (the "Corporation"), pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, as amended, submits this Certificate of Designation for the purpose of amending the Company's Certificate of Designation filed May 19, 1986 for the creation of a Series A within the class of its New Series Preferred Stock, par value $1.00 per share. The Corporation, through its president and Secretary, hereby certifies that:

     1.   The name of the Corporation is Kansas City Southern Industries,
Inc.

     2. By the Corporation's certificate of incorporation, as amended (the "Certificate of Incorporation"), duly filed, the total number of shares of capital stock authorized that the Corporation may issue is stated by Paragraph FOURTH to be 402,840,000 shares, of which 840,000 shares, having a par value of $25.00 per shares, shall be preferred stock, 2,000,000 shares, having a par value of $1.00 per share, shall be New Series Preferred Stock, and 400,000,000 shares, having a par value of $0.01 per share, shall be common stock; and, by such Certificate of Incorporation, the shares of the New Series Preferred Stock are authorized to be issued in one or more series as may be determined from time to time by the Board of Directors.

     3. The Corporation duly filed a Certificate of Designation on May 19, 1986 creating New Series Preferred Stock, Series A (the "Series A Preferred Stock").

     4. No shares of the Series A Preferred Stock have been issued by the Corporation.

     5. The following resolutions, amending and restating the relative rights and preferences of such Series A Preferred Stock pursuant to the authority conferred on the Board of Directors by the Certificate of Incorporation and Section 151(g) of the Delaware General Corporation Law, as amended, were duly adopted by the Board of Directors of the Corporation at a meeting duly convened and held on September 19, 1995:

     RESOLVED, that pursuant to the authority expressly granted to the Board of Directors by the provisions of Paragraph FOURTH of the Certificate of Incorporation, as amended, of the Corporation and Section 151(g) of the Delaware General Corporation Law, as amended, the Board of Directors hereby amends and restates the designations, powers, preferences and rights of the New Series Preferred Stock, Series A and the qualifications, limitations and restrictions thereof, subject to compliance with the applicable provisions of the Certificate of Incorporation, as amended, as follows:

     1. Designation and Amount. The shares of such series shall be designated as "New Series Preferred Stock, Series A (the "Series A Preferred Stock") and the number of shares initially constituting such series shall be 150,000 (which number may be increased or decreased by the Board of Directors without a vote of Stockholders).

     2.   Dividends and Distributions.

          A. Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any whole or fractional share of Series A Preferred Stock. In the event the Corporation shall at any time after October 12, 1995 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Such adjustment shall be made successively whenever such a dividend or change in the Common Stock is consummated.

          B. The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent. Quarterly Dividend Payment Date, a dividend of $10.00 per share on the series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          C. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          A. Subject to the provision for adjustment hereinafter set forth, each 1/1,000th share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters voted on at a meeting of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Such adjustment shall be made successively whenever such a dividend or change in the Common Stock is consummated.

          B. Except as otherwise provided hereon or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters voted on at a meeting of stockholders of the Corporation.

          C. Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4.   Certain Restrictions.

          A. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               i. declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               ii. declare or pay dividends on or make any other distributions on any shares of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               iii. redeem or purchase or otherwise acquire for consideration shares of any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any capital stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               iv. purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          B. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph
(A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of New Series Preferred Stock and may be reissued as part of a new series of New Series Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     6.   Liquidation, Dissolution or Winding Up.

          A. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made on any shares of capital stock of the Corporation that rank junior (whether as to dividends or upon liquidation, dissolution or winding up) to Series A Preferred Stock unless prior thereto the holders of shares of Series A Preferred Stock shall have received an amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of the Common Stock.

          B. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A liquidation preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

          C. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount that the holders of the Series A Preferred Stock were entitled to receive upon liquidation, dissolution or winding up of the Corporation immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Such adjustment shall be made successively whenever such a dividend or change in the Common Stock is consummated.

     7.   Merger; Consolidation, etc.   In case the Corporation shall enter
into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each such case, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Such adjustment shall be made successively whenever such a dividend or change in the Common Stock is consummated.

     8. No Redemption. The Series A Preferred Stock shall not be redeemable.

     9. Ranking. The Series A Preferred Stock shall rank on a parity with all other series of the Corporation's Preferred Stock as to the payment of dividends and other distribution of assets, unless the terms of any such other series shall provide otherwise.

     10.  Amendment.     The Certificate of Incorporation of the Corporation
shall not be further amended in any manner that would materially alter or change the powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

     11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     IN WITNESS HEREOF, the Corporation has caused this Certificate to be executed in its name by the undersigned, thereunto duly authorized, this 7th day of November, 1995.

                         KANSAS CITY SOUTHERN INDUSTRIES, INC.



                         By:  /s/ Landon H. Rowland, President



                         By:  /s/ Richard P. Bruening, Secretary

STATE OF MISSOURI   )
                    )    SS.
COUNTY OF JACKSON   )

     BE IT REMEMBERED that on this 7th day of November, 1995 personally came before me, a Notary Public in and for the county and state aforesaid, LANDON
H. ROWLAND, President and RICHARD P. BRUENING, Secretary of Kansas City Southern Industries, Inc., a corporation of the State of Delaware, and they duly executed said Certificate before me and acknowledged the said Certificate to be their act and deed and the act and deed of said Corporation and the facts stated therein are true; and that the seal affixed to said Certificate and attested by the Secretary of said Corporation is the common or corporate seal of said Corporation.

     IN WITNESS HEREOF, I have hereunto set my hand and seal on the day and year last above written.


                         /s/ Julia A. Robinson, Notary Public